As filed with the Securities and Exchange Commission on March 9, 2012
                                                     Registration No. 333-168337

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                  AMENDMENT #4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           SEC File Number: 333-168337

                              LISBOA LEISURE, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                                     5812                          42-1771870
(State or Other Jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number)          Identification No.)

                                 Maria Fernandes
                          President/Treasurer/Secretary
                                H 16/B, Adsulim,
                           Benaulim, Goa, India 403716
                        Telephone: (011) 91989-055-77-27
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Val-u-Corp Services, Inc.
                       1802 North Carson Street, Suite 108
                              Carson City, NV 89701
                             Telephone: 775-887-8853

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

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
===========================================================================================================
Title of Each Class                           Proposed Maximum       Proposed Maximum         Amount of
of Securities to be        Amount to be        Offering Price       Aggregate Offering      Registration
Registered                  Registered          per Share (1)             Price                  Fee (2)
-----------------------------------------------------------------------------------------------------------
Common Stock                1,600,000              $0.02                 $32,000                $1.79
-----------------------------------------------------------------------------------------------------------
         Total              1,600,000              $0.02                 $32,000                $1.79
===========================================================================================================
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(1)  There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MARCH 9, 2012

                             PRELIMINARY PROSPECTUS

                              LISBOA LEISURE, INC.

               1,600,000 SHARES OF COMMON STOCK AT $0.02 PER SHARE

This prospectus relates to the offering by Lisboa Leisure, Inc. ("Lisboa," "we," "our," the "Company" or the "Registrant") of a total of 1,600,000 shares (the "Shares") of our common stock on a "self-underwritten" basis at a fixed price of $0.02 per share.

There is no minimum offering of the Lisboa shares. This offering of shares by the Company will terminate 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed. In the event that all of the 1,600,000 Lisboa shares are not sold within 180 days from the effective date of this prospectus, on the 181st day from the effective date all money received by us will be returned to each subscriber without interest or deduction of any kind. If all the 1,600,000 Lisboa shares offered pursuant to this prospectus are sold within 180 days from the effective date of this prospectus, all money received will be available to us and there will be no refund.

We intend to open a separate, standard bank checking account to be used exclusively for the deposit of funds received from the sale of shares in this offering. Our management will have sole control over the withdrawal of funds from this account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process. See "Use of Proceeds" and "Plan of Distribution."

This is our initial public offering. Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. After the effective date of the registration statement, we intend to seek a listing of our common stock on the Over-The-Counter Bulletin Board ("OTCBB"), which is maintained by the Financial Industry Regulatory Authority, Inc. ("FINRA").

Our officer and director will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. No officer or director will receive any compensation for his role in selling shares in the offering.

The expenses of the offering are estimated at $12,000 and will be paid by us.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

BEFORE PURCHASING ANY OF THE COMMON STOCK COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6. THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT. THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information about this offering, Lisboa Leisure, Inc., or the shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

              THE DATE OF THIS PROSPECTUS IS _______________, 2011.

                                TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

                                                                            Page
                                                                            ----

SUMMARY                                                                        3
RISK FACTORS                                                                   6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS                     13
TAX CONSIDERATIONS                                                            13
USE OF PROCEEDS                                                               13
DETERMINATION OF THE OFFERING PRICE                                           14
MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                  14
DIVIDEND POLICY                                                               14
DILUTION                                                                      15
SELLING STOCKHOLDERS                                                          15
PLAN OF DISTRIBUTION                                                          16
DESCRIPTION OF SECURITIES TO BE REGISTERED                                    17
SHARES ELIGIBLE FOR FUTURE RESALE                                             18
INTEREST OF NAMED EXPERTS AND COUNSIL                                         19
DESCRIPTION OF OUR BUSINESS                                                   19
LEGAL MATTERS                                                                 25
MANAGEMENT                                                                    25
EXECUTIVE COMPENSATION                                                        27
COMPENSATION OF DIRECTORS                                                     28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                28
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION                          29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATION                                                                 29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
 DISCLOSURE                                                                   32
CORPORATE GOVERNANCE                                                          33
WHERE YOU CAN GET MORE INFORMATION                                            33
FINANCIAL STATEMENTS                                                         F-1

                                     SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors," and our financial statements and their accompanying notes.

IN THIS PROSPECTUS, "LISBOA", "THE COMPANY," "WE," "US," AND "OUR," REFER TO LISBOA, UNLESS THE CONTEXT OTHERWISE REQUIRES. UNLESS OTHERWISE INDICATED, THE TERM "FISCAL YEAR" REFERS TO OUR FISCAL YEAR ENDING MAY 31. UNLESS OTHERWISE INDICATED, THE TERM "COMMON STOCK" REFERS TO SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $0.001 PER SHARE.

THE COMPANY

Lisboa Leisure, Inc. was incorporated in the State of Nevada on May 19, 2010. Our offices are located at the premises of our President, Maria Fernandes, who provides such space to us on a rent-free basis at H 16/B, Adsulim, Benaulim, Goa, India.

We are a company with no revenue to date and minimum operations and assets. Since our incorporation, our management has determined our business plan to attempt to operate a beach front eating establishment in Goa, India, identified our target market, raised initial funding of $19,000 from our sole director, and on December 1, 2010, acquired a 10% interest in the assets comprising a beach front restaurant, known as the Seaview Beach Shack, located at Colva Beach in Colva, Goa, India in order for our president to gain managerial experience in operating a beach front establishment in India. We subsequently sold our interest in the Seaview Beach Shack in January 2012. We will require additional funding in order to pursue our business objectives and there is no guarantee that we will be successful in this regard.

Our plan of operation is to operate beach front eating establishments on the beaches on Goa, India that are commonly referred to as "beach shacks". A beach shack is akin to a restaurant and is a part of the food and beverage sector of the tourism industry and predominately caters to tourists to the State of Goa, India. Prior to October 1, 2012, we will apply for permission from the Tourism Department, Government of State of Goa, to erect and operate a temporary shack at Velludo beach in Benaulim, South Goa, with a view to expanding operations over time. All beach shacks in Goa are temporary and beach shack owners are required to apply for permission to erect and operate a beach shack each year. We applied for a permit to operate a beach shack in 2011, but were unsuccessful in obtaining one. There is no guarantee that we will be successful in obtaining a permit for operation in 2012.

The cost of erecting and operating a beach shack is approximately $9,000 per year. We will only be able to operate a beach shack in Goa if we are successful in obtaining a permit to do so and are successful in renewing the permit annually. If successful, our business would be operated on a seasonal basis, from mid-November to mid-April each year, during the busy tourist season in Goa. Our President, Ms. Maria Fernandes, who operates a guest house (bed and breakfast) in Goa, has experience in the tourism business in Goa.


While we have enough funds on hand to construct a beach shack if we are successful in obtaining a permit, we will need to complete our offering in order to cover legal and audit costs relating to our reporting obligations as a public company of about $17,000, to construct a beach shack at a cost of about $9,000 if we are successful in obtaining a permit, to pay marketing costs of $2,000, to cover office and administrative costs of about $590 and $2,300 to incorporate an operating subsidiary in India.


Our business plan anticipates that if we receive permission to erect and operate one beach shack in 2012, our sales will begin in November 2012, the start of the tourist season in Goa. We intend to operate the beach shack through a wholly owned subsidiary company that we would incorporate in India following the effectiveness of this registration statement. As a holding company of a foreign enterprise rather than a United States incorporated company that conducts business in India, we will be dependent on our operating subsidiary for any cash flow.

Currently, our President devotes approximately five hours a week to the Company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus.


Our financial statements from inception (May 19, 2010) through November 30, 2011 report no revenues and a net loss of $15,009 and our assets are our cash balance of $4,391, which was generated from the issuance of shares to our sole officer and director, and our 10% interest in an existing beach shack located at Colva Beach, Colva, Goa, India, which is recorded at $446, which we subsequently sold on January 30, 2012 for its purchase price. As at March 9, 2012, our cash on hand was approximately $3,540 and we anticipate incurring quarterly costs of about $2,500 until our offering is completed.

Investors should be aware that our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having limited operations, and having limited working capital. Our only source for cash at this time is investments or loans by others in our Company. However, we do not have any written agreements in place for any investments or loans from third parties. We must raise cash to implement our projects and expand our operations.


Our priority is to obtain permission to erect a beach shack in order to achieve and maintain profitability in the future. Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

Potential investors should be aware that our President, Ms. Fernandes, an officer and director of the Company, presently owns 3,800,000 shares, which would represent 70.4% of the issued and outstanding common shares of the Company if the offering closes and all our offered shares are sold. All of these shares are restricted shares. All 3,800,000 shares were purchased at a price of $0.005 per share representing a total cost of $19,000.

THE OFFERING

We are offering, on a self-underwritten basis, a total of 1,600,000 shares of the common stock of our Company at a price of $0.02 per share. This is a fixed price offering. In order to close the Offering all of the offered shares must be sold. This Offering of shares by our Company will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. In the event that all 1,600,000 shares of our common stock are not sold within 180 days from the effective date of this prospectus, on the 181st day from the effective date all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If all of the shares of common stock of our Company offered under this Offering are sold within 180 days from the effective date of this Prospectus, all money received will be available to us and there will be no return of any funds.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to "RISK FACTORS" ON PAGE 6 and "DILUTION" ON PAGE 15 before making an investment in our stock.

Securities Being Offered            1,600,000 shares of common stock.

Offering Price                      $0.02 per share

Offering Period                     The shares are being offered for a period
                                    not to exceed 180 days from the effective date of this Prospectus, In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Number of Common Stock Issued       3,800,000 shares of our common stock are
and Outstanding Before Offering     issued and outstanding as of the date of
                                    this prospectus.


Number of Common Stock to be        5,400,000 shares
Issued and Outstanding After
Offering

Net Proceeds to Our Company         $32,000

Use of Proceeds                     We intend to use the proceeds to develop our
                                    business operations.

Risk Factors                        The securities offered hereby involve a high
                                    degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 5.

Dividend Policy                     We have not declared or paid any dividends
                                    on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.


Our sole officer, director, control person and/or her affiliates do not intend to purchase any shares in this offering.


SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of the Company's financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BALANCE SHEET DATA


                                        May 31, 2011         November 30, 2011
                                        ------------         -----------------
                                          (audited)            (unaudited)

Cash and Cash Equivalents                 $ 12,929              $  4,391
Total Current Assets                      $ 13,139              $  4,391
Current Liabilities                       $    846              $    846
Total Stockholders' Equity                $ 12,739              $  3,991


STATEMENT OF OPERATIONS

                                     From Incorporation
                                     On May 19, 2010 To
                                      November 30, 2011
                                      -----------------
                                         (unaudited)

Revenue                                   $     --
Net Loss                                  $(15,099)

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

     WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our independent auditors state in their audit report, which is included with this prospectus, that since we have no business operations to date and must secure additional financing to commence our plan of operations, these matters raise substantial doubt about our ability to continue as a going concern. To date, we have completed only the preliminary stages of our business plan, which has consisted of the formation of our company, the acquisition of a 10% interest in an existing beach shack located in Goa, India, as well as the identification of our plan of operation and our target market. We cannot assure you that we will be able to generate enough revenue to achieve profitability. At this time, we cannot predict with assurance the potential success of our business. Our ability to construct an operating beach shack is dependent upon us obtaining a permit to do so. Such permits are granted on a lottery basis with preference given to operators with experience in the sector. As well, even if we are successful in obtaining a permit, we are required to reapply for permits in each subsequent year on the same basis. This increases the risk that we may not be able to continue as a going concern.

     AS A START-UP OR DEVELOPMENT STAGE COMPANY, AN INVESTMENT IN OUR COMPANY IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We have not commenced operations and, therefore, we are considered a "start-up" or "development stage" company. We have not yet owned and/or operated our own beach shack. We previously acquired a 10% interest in the Seaview Beach Shack located at Colva Beach, Colva, Goa, India On December 1, 2010. However, we sold this interest in January 2012 for its purchase price. Our main objective in purchasing the interest was to provide our president, Maria Fernandes, with experience in managing a beach front eating establishment.

We will incur significant expenses in order to implement our business plan, including $9,000 to erect one beach shack and cover all related permitting and licensing fees, as well as an estimated $17,000 in federal securities law compliance costs for the 12 month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

     WE HAVE NOT RECEIVED PERMISSION FROM DEPARTMENT OF TOURISM OF STATE OF GOA TO OPERATE AN EATING ESTABLISHMENT AND WE MAY NEVER RECEIVE PERMISSION. CONTINUOUS APPLYING AND FILING TO GET PERMISSION TO OPERATE A BEACH SHACK WILL DRAIN AVAILABLE CASH AND EVENTUALLY FORCE US TO CEASE OPERATIONS.

It is critical to secure the permission from Department of Tourism of the State of Goa in order to operate an eating establishment. Without this permission, we cannot commence our operations. A number of important steps need to be completed:

     *    Identifying locations and their potential (which we have done)
     *    Meeting various Government officials to make our President known
     *    Completing the application for permission before submission date.

If we fail to secure permission, we will not have a successful product offering this tourist season, which commences in November 2012. We will curtail our operations to a minimum and apply in 2013 for that tourist season.

     WE MUST OBTAIN A PERMIT PRIOR TO OPERATING AN EATING ESTABLISHMENT IN GOA. BECAUSE A LIMITED AMOUNT OF PERMITS ARE ISSUED ON A LOTTERY BASIS, WE MAY NOT RECEIVE EVER RECEIVE A PERMIT AND OUR BUSINESS WILL FAIL.

In order to operate an eating establishment in Goa, we must first obtain a permit from the regional Department of Tourism. These are granted on a lottery basis and are only valid for one year. Thus even if we were successful in obtaining a permit, in each successive year, we would have to reapply for a permit and participate in a similar lottery process in order to continue operations. As a result, our ability to obtain a permit in the initial and successive years of operation is in doubt. In the area that we wish to operate, the Velludo beach area, only four permits are granted each year.

     THE BEACH SHACK INDUSTRY IS HIGHLY COMPETITIVE AS THE BEACH SHACKS ARE CONCENTRATED AND RETURNING TOURISTS NORMALLY RETURN TO THE SHACKS THAT HAD FREQUENTED PREVIOUS YEAR. IF WE CANNOT DEVELOP OUR BEACH SHACK IN A DESIRABLE LOCATION AND DO NOT ATTRACT CUSTOMERS, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY EFFECTED AND WE MAY NOT BE ABLE TO GENERATE ANY REVENUE.

The beach shack business in Goa is intensely competitive. There are numerous, experience and well-run beach shacks in popular locations. Although the Department of Tourism limits the number of shacks and tables and beach beds, the industry is very competitive. We have not demonstrated that we currently can compete successfully against these competitors and we may not be able to compete in the future. If we are unable to effectively compete, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.

     COMPLIANCE WITH HEALTH AND OTHER GOVERNMENT REGULATIONS APPLICABLE TO US COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The food service business is subject to various local, state and governmental regulations, standards and other requirements for food storage, preparation facilities, food handling procedures and labor standards. We will also require permits from the local excise department in order to serve liquor; from the Health Department for health and safety matters, from the Directorate of the Food and Drug Administration; approval and connection from the Electricity Department; the Fire Department; the Police Department; and the Department of Commercial Taxes. All of these departments coordinate with the Department of Tourism to ensure that beach shacks meet these individual departmental requirements. The estimated cost of obtaining all necessary permits is included in our $9,000 budget to erect one beach shack.

Upon receiving approval to construct a beach shack, we must adhere to the requirements of each of these departments. Upon completion of the construction in accordance with such requirements, the Department of Tourism will coordinate with the other departments and obtain all the necessary licenses and permits. If we encounter difficulties in obtaining any necessary licenses or permits or complying with ongoing and changing regulatory requirements, we may have difficulty or may not even be able to open our food service business. The occurrence of any of these problems could materially harm the success of our business and result in the entire loss of your investment. We cannot take any steps to obtain required permits until we receive a beach shack permit and complete its construction.

     WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO EXPAND OUR BUSINESS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We need the proceeds from this offering of $32,000 to expand our operations. If this amount is raised, it will enable us, after paying the expenses of this offering, to apply for permission to operate a beach shack in 2012 and potentially expand operations in 2013 to operate multiple beach shacks, of which there is no guarantee. We estimate that it will cost us $9,000 to erect one beach shack and cover all related permitting and licensing fees.

It will also enable us to initiate our marketing plans and print support material such as brochures and flyers with an estimated initial cost of $2,000. We may need additional funds to complete further development of our business plan and to achieve a sustainable sales level where ongoing operations and expansion can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

     BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, IT MAKES EVALUATING OUR BUSINESS DIFFICULT.

We were incorporated on May 19, 2010 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $15,009 from our incorporation to November 30, 2011.

Accordingly, you cannot evaluate our business or our future prospects, due to our lack of operating history. To date, our business development activities have consisted solely of organizational activities and acquiring a 10% interest in an existing beach shack on December 1, 2010, which we subsequently sold for its purchase price in January 2012. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence business operations. Even if we do commence operations, at present, we do not know exactly when.

Furthermore, we anticipate that we will incur increased operating expenses without realizing any significant revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from operating beach shacks, we will not be able to earn profits or continue operations.

     BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS IS SUBJECT TO CURRENCY FLUCTUATIONS AND RISKS WHICH COULD IMPACT OUR REVENUES AND RESULTS OF OPERATIONS. ALSO, SINCE WE HOLD OUR CASH RESERVES IN US DOLLARS, WE MAY EXPERIENCE WEAKENED PURCHASING POWER IN INDIAN RUPEES TERMS AND MAY NOT BE ABLE TO AFFORD TO CONDUCT OUR PLANNED PROGRAM.

Although we hold our cash reserves in US dollars, we intend to operate our business in Indian rupees through a wholly owned Indian subsidiary. Almost all of our operations and expenses will be denominated in the Indian currency. Due to foreign exchange rate fluctuations, the value of our reserves and the cash flow that our subsidiary will receive will result in both translation gains and losses in terms of Indian rupees.

We anticipate that we will raise all necessary funds for current and future operations through the sale of our equity, which will be denominated in United States dollars. If there was to be a significant decline in the US Dollar versus Indian rupees, our Indian rupees purchasing power in US dollars would significantly decline. As well, if there was a significant decline in the Indian rupee relative to the US dollar, the amount of revenue and net profit that we may generate from our future subsidiary's operations would be reduced in terms of US dollars, our financial statement reporting currency. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

     ANY CHANGES IN INDIAN LAWS RELATING TO FOREIGN OWNERSHIP RESTRICTIONS OR REMITTING FUNDS OUT OF THE COMPANY COULD ADVERSELY IMPACT OUR ABILITY TO PAY DIVIDENDS IN THE FUTURE.

While India does not currently have any foreign ownership restrictions on companies that operate in the food services industry through Indian corporate subsidiaries or restrictions on remitting operating funds out of India, changes in regulations in the future could adversely impact our business. In such circumstances, we may not be able to remit funds to our U.S. parent company, which may impede our ability to pay dividends to our shareholders.

     UPON SECURING PERMISSION TO OPERATE A BEACH SHACK, WE MUST BUILD A BEACH SHACK THAT MEETS THE LEGAL REQUIREMENTS.

If we are successful in getting the necessary permit in order to erect a beach shack, we will be responsible for erecting and operating the establishment. We will also be responsible for ensuring that the facility meets all legal requirements, including those regarding maximum size and fitness for public occupancy. While we intend to retain the necessary consultants and contractors to prepare a design plan and construct the shack, we currently do not have any preliminary building layout and plans. In addition, we currently do not have the funds to develop layout plans. We estimate that the total cost for erection of one beach shack, including all permitting, licenses and construction plans, will be $9,000.

     OUR BUSINESS OPERATIONS COULD BE SEVERELY IMPACTED AS A RESULT OF POLITICAL OR ECONOMIC INSTABILITY AND/OR TERRORIST ACTIVITIES, WHICH COULD RESULT IN A LOSS OF ANY INVESTMENT IN OUR SHARES.

Any terrorist or threatened terrorist activities in or near where we operate our beach shack could severely restrict our business operations and reduce possible revenues. At this time, there are no threats or pending threats to the areas where we plan to conduct our operations or where the tourist sites are located. In addition, any adverse changes to the current economy, political climate, currency, and environment for foreign businesses or security could result in the closure of our business and loss of revenues, which would result in a total loss of your investment.

     WE ARE VULNERABLE TO THE CURRENT ECONOMIC CRISIS THAT MAY NEGATIVELY AFFECT OUR PROFITABILITY

The recent global recession has placing severe constraints on the ability of all companies, particularly smaller ones, to raise capital, operate effectively and profitably and to plan for the future. Currently, it is not clear whether the economy will recover appreciably in the near future. As a small, start-up company we are especially vulnerable to these conditions. If current economic conditions do not improve, or if they worsen, our business will likely be negatively affected and will suffer.

     IF OUR PRESIDENT LEAVES PRIOR TO SECURING REPLACEMENTS, WE WILL BE LEFT WITHOUT MANAGEMENT AND OUR BUSINESS OPERATIONS WOULD CEASE.

We depend on the services of our President, Maria Fernandes, and our success depends on the decisions made by her. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our President will not leave us or compete against us in the future, as we presently have no employment agreement with her. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Ms. Fernandes could have a material adverse effect on our operating results and financial condition. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could successfully operate beach shacks. We will fail without appropriate replacements.

     ALTHOUGH OF PRESIDENT IS NOT CURRENTLY RECEIVING COMPENSATION FOR HER SERVICES, SHE ANTICIPATES RECEIVING MANAGEMENT FEES ONCE WE ARE ABLE TO AFFORD TO PAY THEM FROM OPERATIONS, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL NET PROFIT THAT WE MAY GENERATE.

We are not currently compensating our President for providing management services to us. We intend to pay management fees to her as compensation if the cash flow that we generate from operations significantly exceeds our total expenses. We currently anticipate that such management fees would not exceed $5,000 per month. However, Ms. Fernandes, as our sole officer and director, has the power to set her own compensation as she sees fit. Management fees that she receives will have an adverse effect on our net profit, if any.

     OUR MANAGEMENT HAS LIMITED PRIOR EXPERIENCE IN THE OPERATING A BEACH SHACK AND THEREFORE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE DEVELOPMENT OR GROWTH OF OUR COMPANY IN THIS FIELD.

Our management has minimal experience in operating beach shacks. Although Ms. Fernandes has experience operating a guesthouse for tourists and has assisted with the operation of the Seaview beach shack in Goa from December 2010 to April 2011, as well as from October 2011 to January 2012, this limited experience may cause us to make serious mistakes in the development or implementation of our business plan. Our management may be unable to develop or grow a business in this field due to its inexperience.

     BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, IN THE FUTURE, OUR DISCLOSURE AND ACCOUNTING CONTROLS MAY NOT BE EFFECTIVE TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS, WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer and director. She has no formal training in financial accounting and management; however, she has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.
 Furthermore, she is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the "SOX Act"). Accordingly, she may be incapable of creating and implementing the disclosure and accounting controls which are required under the SOX Act, which could result in fines, penalties and assessments against us and which ultimately could cause you to lose your entire investment.

     THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR SOLE OFFICER AND DIRECTOR COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Maria Fernandes, our sole officer and director, has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Ms. Fernandes may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

     OUR SOLE OFFICER AND DIRECTOR WILL ALLOCATE ONLY A PORTION OF HER TIME TO OUR BUSINESS, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR SUCCESS.

Currently, our sole officer and director allocates only a portion of her time to the operation of our business. If our business develops faster than anticipated, or if her other commitments require her to devote more substantial amounts of time than is currently planned, there is no guarantee that she will devote the time necessary to assure our successful operations. As a result, there is a substantial risk that we will not be successful in our endeavors.

     IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OR INACCURATE, OUR BUSINESS WILL FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.


Our success is dependent in part upon the accuracy of our management's estimates of expenditures for legal and accounting services, including those we expect to incur as a publicly reporting company, applying and constructing a beach shack and advertising and administrative expenses, which management estimates to aggregate a minimum of approximately $31,000 over the next 12 months. This figure consists of $9,000 to erect a beach shack, including all related costs, $17,000 in federal securities law compliance costs, $2,000 in marketing costs, $2,300 incorporation cost for an Indian subsidiary and approximately $590 in office and general administration costs. If such estimates are erroneous or inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business and a loss of your entire investment.


     WE ARE SUBJECT TO THE MANY RISKS OF DOING BUSINESS INTERNATIONALLY INCLUDING BUT NOT LIMITED TO THE DIFFICULTY OF ENFORCING LIABILITIES IN A FOREIGN JURISDICTION.

Our sole officer and director resides outside of the United States and all of our substantial assets will be located outside of the United States in an operating subsidiary that we intend to incorporate following this offering. We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. However, even if judgment is obtained against us, it is possible that most of our liquid assets will be held in the name of our subsidiary and will be difficult or impossible to realize without obtaining judgment in India as well. Therefore, the cost of enforcing liabilities against us will be high.

Our sole officer and director resides in India. Any action brought against her in the United States, even if successful, either through default or on the merits of the claim, that results in a financial award against her, may be required to be enforced and/or collected in India, unless Ms. Fernandes owned assets located in the United States. Further, shareholder efforts to bring an action in India against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult, as prosecution of a claim in a foreign jurisdiction, and in particular a foreign nation, may be effectively, if not financially, unfeasible.

RISKS RELATING TO OUR COMMON STOCK

     BECAUSE OUR SOLE OFFICER AND DIRECTOR, WHO IS ALSO OUR SOLE PROMOTER, WILL OWN MORE THAN 50% OF THE OUTSTANDING SHARES AFTER THIS OFFERING, SHE WILL RETAIN CONTROL OF US AND BE ABLE TO ELECT DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF THE SHARES.

Even if we sell all 1,600,000 shares of common stock in this offering, Ms. Fernandes will still own 3,800,000 shares and will continue to control us. As a result, Ms. Fernandes will have significant influence to:

     *    elect or defeat the election of our directors;
     *    amend or prevent amendment of our articles of incorporation or bylaws;
     * effect or prevent a merger, sale of assets or other corporate transaction; and
     * effect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insider, new investors may not be able to effect a change in the Company's business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by Ms. Fernandes, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

     WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ALL OF THE SHARES, IN WHICH CASE, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell them through our sole officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

     YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired her shares at a cost of $0.005 per share, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.00658 per share, $0.01342 less than what you paid for them.

     BECAUSE THE PROCEEDS OF OUR OFFERING WILL BE HELD IN A STANDARD CORPORATE CHECKING ACCOUNT RATHER THAN AN ESCROW ACCOUNT, UNTIL THE OFFERING CLOSES, IT IS POSSIBLE THAT CREDITORS OF THE COMPANY COULD ATTACH THESE FUNDS AND WE MAY NOT BE ABLE TO RETURN YOUR FUNDS IF THE OFFERING IS NOT COMPLETED.

We intend to open a separate, standard bank checking account to be used exclusively for the deposit of funds we receive from the sale of shares in the offering. Our management will have sole control over the withdrawal of funds from this account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process.

     THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

 If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

     A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL OUR STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

     FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

     STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

 If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of her investment.

     IF QUOTED, THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH MAY SUBSTANTIALLY INCREASE THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

 Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

     *    variations in quarterly operating results;
     * our announcements of significant commissions and achievement of milestones;
     *    our relationships with other companies or capital commitments;
     *    additions or departures of key personnel;
     *    sales of common stock or termination of stock transfer restrictions;
     *    changes in financial estimates by securities analysts, if any; and
     *    fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

     BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

     ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS.

 We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 75,000,000 shares of common stock, of which 3,800,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

     WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER
SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the SOX Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the SOX Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 5, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operation" section beginning on page 28, and the section entitled "Description of Our Business" beginning on page 18, as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

                               TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

                                 USE OF PROCEEDS

When all the shares are sold, the net proceeds from this offering will be $32,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:


     Net proceeds to us                                            $32,000
     Cash on hand                                                  $ 3,540
                                                                   -------
     TOTAL                                                         $35,540
                                                                   =======

     Legal Counsel and Auditor Fees for Public Company
     Reporting Requirements                                        $17,000
     Estimated Remaining Offering Expenses                           3,650
     Shack application, permitting and licensing fees and
     construction costs                                              9,000
     Incorporation of an Indian subsidiary                           2,300
     Brochures, Marketing and Promotion                              2,000
     Office and Administrative                                         590
                                                                   -------
     TOTAL                                                         $35,540
                                                                   =======


Our marketing and advertising will be focused on promoting our beach shack to travel agencies, small resorts and tourists in Goa. Our advertising campaign will include the design and printing of various print materials.

                         DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;
     c. contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     f. contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     (a)  bid and offer quotations for the penny stock;
     (b) the compensation of the broker-dealer and its salesperson in the transaction;
     (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS


We had one holder of record of our common stock as of March 9, 2012.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

                                 DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of Lisboa's presently issued and outstanding stock. This is due to the shares of common stock issued to the Company's founder totaling 3,800,000 shares at $0.005 per share for $19,000 cash versus the current offering price of $0.02 per share.

The Company's net tangible book value on November 30, 2011 was $3,545, or approximately $0.00093 per share, based upon 3,800,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $32,000, the net tangible book value of the 5,400,000 shares to be outstanding will be $35,545, or approximately $0.00658 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (3,800,000 shares) will be increased by $.00565 per share without any additional investment on her part. The purchasers of our common stock in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.02 per share) of $0.01342 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.00658 per share, reflecting an immediate reduction from the $0.02 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 70.4% of the total number of shares then outstanding, for which she will have made a cash investment of $19,000, or $0.005 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 29.6% of the total number of shares then outstanding, for which they will have made a cash investment of $32,000, or $0.02 per share.

The following table illustrates the dilution to the purchasers of the common stock in this offering. The table below includes an analysis of the dilution that will occur if all shares are sold:

                                 Dilution Table

                                                                      100% of
                                                                   Shares Sold
                                                                   -----------
Offering Price Per Share                                             $   0.02
Net Tangible Book Value Per Share Before the Offering                $0.00093
Net Tangible Book Value Per Share After the Offering                 $0.00658
Net Increase to Original Shareholder                                 $0.00565
Decrease in Investment to New Shareholders                           $0.01342
Dilution to New Shareholders                                             67.1%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                  Price per       Total Number of      Percentage of      Consideration
                                    Share           Shares Held          Ownership            Paid
                                    -----           -----------          ---------            ----
Existing Stockholder               $0.005            3,800,000             70.4%             $19,000
Investors in This Offering         $0.020            1,600,000             29.6%             $32,000

                            SELLING SECURITY HOLDERS

Our current stockholder is not selling any of the shares being offered in this Prospectus

                              PLAN OF DISTRIBUTION

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Ms. Fernandes, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to her for any Shares she sells. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

She will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our sole officer and director satisfies the requirements of Rule 3a4-1, because she:

     (a) is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of her participation; and
     (b) will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     (c) is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and
     (d) meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in Goa, India. We will not utilize the internet to advertise our offering. Ms. Fernandes will also distribute the prospectus to potential investors at the meetings, to business associates and to her friends and relatives who are interested in us and a possible investment in the offering. No Shares purchased in this offering will be subject to any kind of lock-up agreement.

Our officer, director, control person and her affiliates do not intend to purchase any Shares in this offering.

We intend to sell our Shares outside the United States, particularly in India.

SECTION 15(g) OF THE EXCHANGE ACT

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your Shares.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus is effective and continue for a period not to exceed 180 days (the "Expiration Date").

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts," "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a bank account until the total amount of $32,000 has been received. At that time, the funds will be used in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001 per share.

COMMON STOCK

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available. Therefore, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PENNY STOCK REGULATION

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

                        SHARES ELIGIBLE FOR FUTURE RESALE

GENERAL

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.


Upon completion of this offering, based on our outstanding shares as of March 9, 2012, we will have outstanding an aggregate of 5,400,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 1,600,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.


The remaining 3,800,000 restricted shares of common stock to be outstanding are owned by our sole officer and director, known as our "affiliate," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

RULE 144

The 3,800,000 shares held by our sole director and officer is subject to the sale limitations imposed by Rule 144 and rules applying to shell companies. The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Our issued shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

     1.   we have ceased to be a shell company;
     2.   we are subject to the reporting requirements of the Exchange Act;
     3. we have filed all Exchange Act reports required for the past 12 months; and
     4. a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included herewith have been audited by PLS CPA, A Professional Corp., to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the Securities and Exchange Commission, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Stepp Law Corporation has provided an opinion on the validity of our common stock.

                           DESCRIPTION OF OUR BUSINESS

OVERVIEW

We were incorporated on May 19, 2010 in the State of Nevada. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.

Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BUSINESS OF ISSUER

We are a company with no revenues, operations, and nominal assets. To date, management has incorporated our company, determined our business plan to attempt to operate a beach front eating establishment in Goa, India, identified our target market, raised initial funding of $19,000 from our sole director, and acquired a 10% interest in the Seaview Beach Shack, an eating establishment located at Colva Beach, in Colva, Goa, India. We acquired the 10% interest in order for our president to gain managerial and operational experience in operating a beach front establishment in India. We subsequently sold our interest in the Seaview Beach Shack on January 30, 2012. We will require additional funding in order to pursue our business objectives and there is no guarantee that we will be successful in this regard.

Our business strategy is to operate beach shacks on the beaches on Goa, India. Beach shacks are like restaurants and are a part of the food and beverage sector of the tourism industry. These shacks predominately cater to tourists to the State of Goa, India. We will initially apply for permission from the Tourism Department, Government of State of Goa, to erect and operate a temporary shack at Velludo beach in Benaulim, South Goa. Licenses for beach shacks are only issued on a temporary basis for the tourist season that runs from November to April each year. Our ability to construct an operating beach shack is dependent upon us obtaining a permit to do so. Such permits are granted on a lottery basis with preference given to operators with experience in the sector. As well, even if we are successful in obtaining a permit, we are required to reapply for permits in each subsequent year on the same basis. We will only be able to operate a beach shack in Goa if we are successful in obtaining a permit to do so and are successful in renewing the permit annually.


We will need to complete our offering in order to construct a beach shack if we are successful in obtaining a permit, as well as to cover legal and audit costs relating to our reporting obligations as a public company of about $17,000, marketing costs of $2,000, office and administrative costs of about $590.


Our business plan anticipates that if we receive permission to erect and operate one beach shack in 2012, our sales will begin in November 2012, the start of the tourist season in Goa. We intend to operate the beach shack through a wholly owned subsidiary company that we would incorporate in India following the effectiveness of this registration statement. As a holding company of a foreign enterprise rather than a United States incorporated company that conducts business in India, we will be dependent on our operating subsidiary for any cash flow.

If we do not receive a permit to operate a beach shack, we will have to delay the commencement of our business operations until November 2013 and will use cash on hand and funds from this offering for the costs related to our reporting obligations. We will then apply for another beach shack permit prior to October 2013. There is also no guarantee that we will be successful with that permit application. We were unsuccessful in our application for such a permit in 2011 because we were not selected in the lottery process.

Our office is located at the premises of our President, Maria Fernandes, who provides such space to us on a rent-free basis at H 16/B, Adsulim, Benaulim, Goa, India. Ms. Fernandes, who operates a guest house (bed and breakfast), has developed experience in tourism business and maintaining relationship with visitors from different parts of the world and speaking different languages. Ms Fernandes' sister operates a beach shack in south Goa and Ms. Fernandes has assisted her sister with business operation of the shack, including obtaining a license, overseeing construction of the shack, purchasing food and liquor and cooking.

Currently, our President devotes approximately five hours a week to the Company. She indicates that she is willing to spend more time with the business as it grows and her services are needed. We anticipate that she will eventually be required to spend about 60 hours a week on matters relating to our business.

We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors and our major asset is our cash balance of $4,391 at November 30, 2011, which was generated from the issuance of shares to our sole officer and director, less cost incurred to date.

We plan to have trilingual servers (in English, Konkani (the native language of Goans) and Hindi) and hopefully find one server who can speak Russian.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public. We are relying on the experience of our President, Ms. Maria Fernandes, who will be initially devoting approximately five hours a week of her time to our operations. Once we begin operations, and are able to attract clients to use our services, Ms. Fernandes has agreed to commit more time as required.

ACQUISITION OF INTEREST IN SEAVIEW BEACH SHACK AND SUBSEQUENT DISPOSITION

On December 1, 2010, we entered into an Asset Purchase Agreement with Agnelo Fernandes whereby we acquired an undivided 10% interest in all the assets, licenses, and permits necessary for the operation of a beach front restaurant, known as the Seaview Beach Shack, located at Colva Beach, Colva, Goa, India. Mr. Fernandes is the brother-in-law of our president, Maria Fernandes. In order to acquire the interest in the Seaview Beach Shack, we paid the sum of 20,000 rupees (approximately $446) to Mr. Fernandez.

Our president, Maria Fernandez, participated in the management of the Seaview Beach Shack from December 2010 to April 2011 and from October 2011 to January 2012. We sold our interest in the Seaview Beach Shack back to Mr. Fernandes for 20,000 rupees on January 30, 2012.

OVERVIEW OF GOA

Goa receives over 2.5 million tourists every year from all parts of the world, including many residents from the northern hemisphere during the winter months. Although Goa is a melting pot of eastern and western cultures, it was a Portuguese colony for over four centuries and the Portuguese rule left its imprint everywhere. There still is a Mediterranean atmosphere in the towns with their red-tiled roofs, narrow streets and fishing villages surrounded by coconut groves.

Goa's natural boundaries, the Arabian Sea and the mountains, historically have sheltered it from much of India's inland turmoil, while its strategic location on the newly discovered trade route to the East accounted for its population growth. Located between the hills of the Western Ghats on the East, Arabian Sea to the West, Maharashtra's coastline to the North, and Karnataka's coastline to the South, this tiny territory covers 1,350 square miles with a population of
1.5 million.

VELLUDO BEACH

Goa's beaches are strung along its 60-mile coastline, which borders the Arabian Sea. We have chosen to apply for a permit to construct a beach shack at Velludo Beach in southern Goa because of its close proximity to our president's residence and due to the fact that it is a smaller beach that is more likely to be ignored by potential fellow permit applicants. The Department of Tourism allows for up to four beach shacks to be constructed along Velludo Beach. However, the Department only received applications and granted permits for two shacks at that location for the 2009 to 2010 tourist season. Velludo Beach is adjacent to the town of Benaulim, which is located on the west coast of India about 450 kilometers south of Mumbai.

BEACHES SHACKS OF GOA

Beach shacks are a unique aspect of Goa's tourism industry and have contributed to make Goa a tourist destination. The origin of Goa's shacks dated back to the 1960's when hippies visited this coastal land of India. All beach shacks are similar in appearance and construction. They are temporary huts that are usually about 135 feet in length and 70 feet in width. They each have a kitchen, dining and dance floor. In front of each shack, there is a dining area on the beach that is sheltered from the sun by umbrellas. As well, each shack is permitted to have up to ten pairs of deck-beds with ten accompanying umbrellas.

These beach shacks have evolved into a tourist zone of Goa. With the onset of dawn, activities in these shacks began and last until the late night. Here, the day starts with breakfast and ends with the dinner with sounds of Goan music and the sea. Beach shacks, including the one we plan to operate, now provide a range of services in terms of multi-cuisine food, snacks and drinks.

We plan to equip our beach shack with beach beds, beach chairs, beach umbrellas and masseurs. Beach shacks generally start operations with the beginning of the tourist season from November until April. The shack will have a panoramic view of the sea and sand beaches of Goa.

The shacks can be distinguished from restaurants as follows.

     * The location of shacks on the beach -- just above the high tide line on public space.
     * The temporary nature of shacks, which are on the beach only during the tourist season from November to April and cater mainly to tourist.
     * The structure of shacks, which have a rustic appearance. They are built of organic material such as wood, bamboo and matted leaves
     *    Shacks serve food and drinks on the beach itself.
     * Shacks relieve tourists from the heat and the sun as they are the only structures on the beach.
     * The food served in the shacks is said to be inexpensive and fresh. The food is priced more competitively in shacks as they have less overhead than restaurants and hotels.
     * Being adaptable, shacks are quick to change in response to changes in demand.. This adaptability may be attributed to the type of ownership and having close kin among the staff.

The domestic tourists and the international tourists experience the beach differently. For the domestic tourists, the beach, the water and the popularity of the place, are of greater relative importance, while for the international tourists, being on the beach and feeling the water, the sand and sun are what the experience is about. Hence, the international tourists spend far more time on the beach and at beach shacks as compared to the domestic tourists.

BEACH SHACK APPLICATION AND LICENSE

Beach shacks in India need to be licensed as the beach is a public area. The government, through the Department of Tourism, grants a temporary license to allow shack owners to set up beach shacks in the tourist season. It is typical for companies that intend to apply for a license to meet with a government representative from the Department of Tourism in order to make the company known to the Department and to express its intent to apply for a license. Our president, Maria Fernandes, has met with the Department in order to discuss the company's intent to file an application for a license and to express that we have gained experience participation in the operation of a beach shack at Colva Beach.

Prior to the beginning of October 2010, we had planned to apply for a beach shack permit in the Velludo beach area and meet with government officials responsible for the issuance of permits. Permits for up to four beach shacks are issuable in this area. We are not aware of the number of applications that may be submitted for these permits. However, the Department only received applications and granted permits for two shacks at that location for the 2009 to 2010 tourist season. We now plan to apply for permit in October 2012.

The application process entails completing and submitting an application form to the Department of Tourism and paying an accompanying fee of approximately $45. We must also pay a permission fee of about $445 for seasonal beach shack operation. Both of these fees are non-refundable.

The deadline for the application process is October 1, 2012. The review and approval of a beach shack permit takes approximately one month. It is not known what the exact date of the permit lottery will be. Upon approval and issuance of a permit, we must construct a beach shack comprised of eco-friendly materials within 15 days. Upon commencement of construction, the Department of Tourism will coordinate the acquisition of all necessary permits for operation from other governmental departments. All the costs associated with these additional permits and licenses are included in the permission fee.

The High Court in Goa has directed the state government to allot licenses in an impartial manner. In response, the state government has started allotting licenses on the basis of a lottery system. If there are more applicants than the number of beach shacks permitted, the recipients of permits are chosen by drawing lots with 90% allocated to applicants with prior beach shack operating experience and 10% allocated to applicants with no prior experience. If more applications for beach shack permits are submitted than there are available permits, we would be considered an applicant with experience and our chance of receiving a permit would be greater than those applicants without any experience since we would be part of the 90% allocation.


The closer a shack is to the hotel, the more is its business potential. The location allotted to the shacks is also determined by lots. It is the location factor that has resulted in shacks getting clustered more at the beach access points and close to hotels. We have chosen the Velludo beach area for our permit application since it has historically received less applications for permits than the number of permits available. Although it is not close to any large hotels, there is still enough beach traffic to justify operations.

If we are unsuccessful in securing permission from Department of Tourism in 2012, we will continue our reduced operations and apply again in 2013. If this occurs, we will use cash on hand and proceeds of this offering in order to comply with our obligations as a reporting company, which are estimated to be $17,000 for a 12-month period. We do not anticipate any additional material expenses between November 2011 and November 2012 if we do not commence business operations. If this delay occurs, we will require additional funds to cover further reporting company expenses in the following 12-month period. We anticipate that such funds will be raised through the sale of our equity, although we do not have any arrangements in this regard.

EXISTING GOVERNMENT REGULATIONS

Besides the permitting requirements discussed above, we will require a liquor license from the local Excise Department, approval from the Health Department for health and safety matters, approval from the Directorate of the Food and Drug Administration, approval and connection from the Electricity Department, approval from the Directorate of Fire Services, approval from the Department of Commercial Taxes and from the Police Department. All these approvals are coordinated with the Tourism Department. The Department of Tourism will coordinate the acquisition of all necessary permits for operation from other governmental departments. All the costs associated with these additional permits and licenses are included in the permission fee of approximately $445.

We cannot apply for these licenses unless and until we are granted a permit to operate a beach shack at Velludo Beach. We anticipate that the Department of Tourism will obtain all necessary licenses on our behalf within a period of one week from the date that we finish construction of our beach shack.

CULTURE AND CUISINE OF GOA

A meeting of cultures produced the modern-day Goan cuisine. Alongside tandoori, rice and dal, Goan restaurants offer chourisso (pickled pig's liver cooked in vinegar with tamarind) and vindalho (spicy pork). Chilies and cashew nuts were introduced by the Portuguese, and plantains were brought from Africa. Goans use many coconut sauces.

Goan folklore consists of folk songs, dances, music, visual arts and folktales. Many old-time taverns in Panaji have background music, traditional or otherwise. Much Goan music is derived from Portuguese love songs, but many musicians have also taken to hard rock and many work the nightclub circuit of India's big cities.

LANGUAGES OF GOA

Goa is a multilingual state thanks to its history, which has seen people of various regions, ethnic races and religions from India and abroad settling in Goa and influencing the local language. Konkani is the native language of Goans, while Marathi also is widely spoken.

In major towns, English is widely used in writing and conversation. Portuguese, the language of the colonial rulers and the official language of Goa until 1961, failed to make a permanent dent in Goan language use. Only a small percentage of the older generation still speaks Portuguese.

BRIEF HISTORY OF GOA

Over the centuries, various dynasties have ruled Goa: Rashtrakutas, Kadambas, Silaharas, Chalukyas, Bahamani Muslims and, most famously, the Portuguese. Hindu and Catholic communities make up almost the entire population with minority representation of Muslims and other religions.

After more than four centuries of Portuguese rule, Goa was liberated by the Indian Army on December 19, 1961 and became a union territory. On May 30, 1987, Goa was conferred statehood and became the 25th state of the Indian Republic.

OUR PRINCIPAL PRODUCTS AND SERVICES

APPLICATION FOR BEACH SHACK IN 2012

We intend to apply and then operate a beach shack on the beaches on Goa, India in 2012. We originally intended to apply for a beach shack operating permit in 2010, but instead decided to purchase a minority interest in an existing beach shack for the 2011-2012 tourist season in order to allow our president to gain more experience in operating and managing a beach shack. Our application for a permit in 2011 was unsuccessful because we were not chosen for a permit for a beach shack through the lottery process. A beach shack is like a temporary restaurant and we intend to serve food and beverages during the tourist season

We also plan to form relationships with tour operators and we will refer our clients to their services for commission from the operator. We have not taken any steps and do not have any agreements in place with any tour operators, nearby lodging businesses or taxi companies. As well, there is no guarantee that we will be able to form such relationships with these entities. If we are successful in arranging commission relationships of this sort, we estimate that we would pay 5% in commission to these third parties for each referral. Our president, who owns a bed and breakfast near to Velludo Beach will refer her clients to our beach shack without any sort of commission arrangement.


We intend to expand our operations as our personnel and finances allow in order tooperate multiple beach shacks on the various beaches of Goa over time. However, there is no guarantee that we will be successful in obtaining the necessary permits to commence operations or expanding operations.


MARKETING STRATEGY

Our strategy is as follows:

     * We intend to advertise at nearby hotels and resorts. We intend to pay commission to the hotels and resorts;
     * We also will form alliances with tour operators and taxis who will drop off their customers to our shack;
     * Our staff will approach tourists to patronize our shack. This is predominating manner for all shacks.
     *    We hope to attract repeat customers in the following tourist seasons.

COMPETITION AND COMPETITIVE STRATEGY

We expect to face significant competition from other beach shacks in the vicinity. Most returning tourists return to the shacks with which they have become familiar. All permits to operate a shack are for one season and therefore there may be new operators and these will have to build a clientele. Goa receives a large number of tourists during the season and most shacks operate at capacity. We also intend to develop strategic alliances with smaller hotels and resorts that do not have their own shacks.

We cannot guarantee that we will be able to secure a license to operate beach shacks and if granted we cannot guarantee that we will be able to compete effectively because we have not yet begun operations. We do not have a competitive position relative to these other companies. Once we launch operations, we hope to compete on the basis of price, quality and personalized service. We intend to offer a wider variety of menu items compared to nearby beach shacks. We intend to capitalize on our president's knowledge of British, American and Russian tastes and cultures by providing menu items and service quality that such guests will expect. We intend to provide these items based on recipes that our president's sister uses in the operation of her beach shack in a different area of Goa.

We also intend to have more employees than other beach shacks in order to provide more personalized service, including beach attendants and masseurs. Thus, we will be marketing our food products and services to tourists that are not particularly price sensitive. However, we will still take steps to ensure that our pricing is somewhat competitive. We intend to compete on price for common menu items that we share with nearby competitors. While our profit margins will be smaller on these items, we intend to compensate for this by having larger margins on items that are unique to our beach shack.

Our operations and our ability to generate revenues will be harmed if we are unable to establish a reputation as a provider of quality services.

Currently, our competitive position within the industry is negligible in light of the fact that we have not started our operations.

SUBSIDIARIES

Since we are proposing to do business in India, we intend to operate our business in India through an Indian incorporated subsidiary. Our president has made arrangements to acquire a shell incorporated company immediately after the effectiveness of the registration statement, of which this prospectus is a part. The approximate cost of a subsidiary company is $2,300.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

Although we currently have no customers, we believe that with our President's industry experience and connections will enable us to develop the various aspects of the business. Ms. Fernandes has experience with the travel industry and also experience in arranging promotion and marketing packages.

We believe there are no constraints on the sources or availability of products and supplies related to the development of our constructing and operating a beach shack.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Although we currently have no customers, we believe that, because of the potentially broad base of customers for our services, we will not rely on one or few major customers.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

We do not own, either legally or beneficially, any patents or trademarks, nor do we intend to apply for any in the near future.

GOVERNMENTAL AND INDUSTRY REGULATIONS

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not spent any funds on research and development activities to date.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

FACILITIES

We do not own or rent facilities of any kind. We plan to conduct our operations from the office of our President who provides this space to us free of charge.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our sole officer and director, who spends approximately five hours a week on our business. Upon operating our own beach shack independently, our President will devote 60 hours per week and we will retain approximately seven seasonally employed, full-time servers, cooks and cleaners.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website if we decide to develop a website.

DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President, on a rent-free basis during our development stage. We consider our current principal office space arrangement adequate. Upon receipt of license to operate a beach shack, we will build a temporary shack which is mantled when season is over (April 15).

                                  LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our director, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is 1802 North Carson Street, Suite 108, Carson City, Nevada 89701.

                                   MANAGEMENT

Our sole executive officer and director and her age as of the date of this prospectus is as follows:

 Name                Age                        Position
 ----                ---                        --------

Maria Fernandes      44       President, Secretary/Treasurer, Chief Executive
                              Officer and sole member of the Board of Directors.

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Maria Fernandes has been our President, Secretary, Treasurer and a member of the Board of Directors since our inception on May 19, 2010. From 2004 to present, Ms. Fernandes has been owner and manager of a private guest house (bed and breakfast), Fanria Guesthouse, which has two suites and five rooms. Ms Fernandes provides travel services, airport connections, room services and meals. Being an operating company, Ms. Fernandes has maintained up to date knowledge of regulations and relationships with government officials. From December 2010 to April 2011 and from October 2011 to January 2012, Ms. Fernandes acted as a part-time management trainee at the Seaview Beach Shack in Colva, India.

Ms. Fernandes reads and speaks English, Hindi and Konkani fluently. Management believes that Ms. Fernandes's understanding of the English language, and her familiarity with British, American, Russian and Indian culture, will enable her to deal with a myriad of issues involving customer service.

Ms. Fernandes's schedule currently allows her to spend up to five hours a week on the operations of our company. She indicates that she is willing to spend more time with the business as it grows and her services are needed. We anticipate that she will eventually be required to spend about 60 hours a week on matters relating to our business during the tourist season. In such circumstances, she will have her relatives assume responsibility for the management of her private guest house during peak tourist season.

The specific experience, qualifications, attributes, and skills that led to the conclusion that Ms. Fernandes serve as our director were: her business experience in the tourism industry in the Goa region consisting of operating and managing a private guest house and providing related services, as well as a management trainee at the Seaview beach shack from November 2011 to January 2012; her ability to read and speak English, Hindi, and Konkani fluently; and her knowledge of tourism business operations, regulations, and relationships with government officials based on her prior business experience.

Ms. Fernandes is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

During the past ten years, Ms Fernandes has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms Fernandes was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms Fernandes's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of directors from time to time. Each director serves for a term that expires until the next annual meeting of shareholders and until her successor shall have been elected and qualified, or until her earlier resignation, removal from office, or death.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director, who is also our sole executive officer. Thus, there is an inherent conflict of interest.

DIRECTOR INDEPENDENCE

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

     - the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity's consolidated gross revenues;
     - the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;
     - the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;
     - the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and
     - the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director's business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the sole executive officer described above.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION

Since our incorporation on May 19, 2010, we have not compensated and have no arrangements to compensate our sole officer and director Ms. Fernandes for her services to us as an officer. However, we anticipate that Ms. Fernandes will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses. We expect that the compensation that we will pay to Ms. Fernandes will not exceed $5,000 per month.

We have not granted any stock options to Ms. Fernandes; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Ms. Fernandes; and, we have not entered into any employment or consulting agreements with Ms. Fernandes. However, as sole officer and director of the company Ms. Fernandes has the power to set her own compensation.

The following table sets forth the compensation paid by us for the period from inception until the fiscal year ending May 31, 2011, and subsequent thereto, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

                                                                                        Change in
                                                                                         Pension
                                                                                        Value and
                                                                       Non-Equity      Nonqualified
 Name and                                                              Incentive         Deferred
 Principal                                      Stock       Option        Plan         Compensation     All Other
 Position         Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------         ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  ---------
Maria Fernandes   2012     Nil        Nil         Nil         Nil           Nil             Nil             Nil           Nil
President, Chief  2011     Nil        Nil         Nil         Nil           Nil             Nil             Nil           Nil
Executive Officer 2010     Nil        Nil         Nil         Nil           Nil             Nil             Nil           Nil
and Director

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our sole executive officer and director since our inception; accordingly, none were outstanding at May 31, 2011.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employments or other contracts or arrangements with our executive officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole officer or director that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our sole director or officer that would result from a change-in-control.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                            COMPENSATION OF DIRECTORS

The sole member of our board of directors is not compensated for her services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     -    The Officers and Directors;
     -    Any Person proposed as a nominee for election as a director;
     - Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
     - Any relative or spouse of any of the foregoing persons who have the same house as such person.

On May 19, 2010, we issued an aggregate of 3,800,000 shares of our common stock to our sole officer and director, Maria Fernandes, for a purchase price of $0.005 per share or for aggregate consideration of $19,000. The shares were issued under Regulation S of the Securities Act of 1933.

During the fiscal year ended May 31, 2011, our president, Maria Fernandes, advanced $446 to us as an unsecured, non-interest bearing loan with no fixed terms of repayment. On January 30, 2012, we repaid this amount to her.

Ms. Fernandes currently manages her own private business, Fanria Guesthouse, which owns and operates a guesthouse. Our business plan contemplates that we will eventually enter into a management agreement with Ms. Fernandes whereby she will provide management services to us in consideration of a monthly fee. However, we do not anticipate entering into such an agreement with Ms. Fernandes until our cash flow from operations justifies such an agreement. We expect that the compensation that we will pay to Ms. Fernandes will not exceed $5,000 per month.

We have not entered into any other transaction, nor are there any proposed transactions, in which our sole director and executive officer, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our sole officer and director may be considered a promoter of the Company due to her participation in and management of the business since our incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On May 19, 2010, we issued an aggregate of 3,800,000 shares of our common stock to our sole officer and director for aggregate consideration of $19,000.


The following table sets forth information regarding the beneficial ownership of our common stock as of March 9, 2012 for our sole officer and director.
There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.


We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by her, subject to applicable community property laws, and the address for each person listed in the table is c/o Lisboa Leisure, Inc., H. No 16/B, Adsulim, Benaulim, Goa, India, 403716.


The percentage ownership information shown in the table below is calculated based on 3,800,000 shares of our common stock issued and outstanding as of March 9, 2012. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.


                                                                            Percentage of        Percentage of
Name and Address of      No. of Common Stock      No. of Common Stock         Ownership            Ownership
 Beneficial Owner          Before Offering          After Offering         Before Offering      After Offering
 ----------------          ---------------          --------------         ---------------      --------------
Maria Fernandes               3,800,000                3,800,000                100%                  70.4%
H 16/B, Adsulim,
Benaulim, Goa, India

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by stockholders under the Securities Act.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission's opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 5, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

OVERVIEW

We are a development stage company and have not commenced operations or generated or realized any revenues.

Because we have not generated any revenues and no revenues are anticipated until we implement our business plan, our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

We believe that we will be able to raise enough money through this offering to begin operations but we cannot assure you that we will stay in business after our operations have commenced. If we are unable to successfully negotiate strategic alliances with purveyors of services to enable us to offer these services to our clients, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officer or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

RESULTS OF OPERATIONS

FROM INCEPTION ON MAY 19, 2010 TO NOVEMBER 30, 2011

We have not generated any revenues since our inception on May 19, 2010. During the period from inception to November 30, 2011, our operating expenses were comprised of professional fees of $13,800 and general and administrative expenses of $1,209. We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $17,000. We have prepared an internal business plan. We have not started our proposed business operations and do not expect to do so until approximately 180 days after we have completed this offering.

Since inception, we sold 3,800,000 shares of common stock to our sole officer and director for $19,000.

ACTIVITIES TO DATE


A substantial portion of our activities to date has involved developing a business plan. Our President has met government official regarding our forthcoming application for operating a beach shack. Ms. Fernandes has spent time at her sister's beach shack at Colva, Goa (Seaview Shack) and we purchased a 10% interest in this beach shack on December 1, 2010 to gain knowledge of regulations, shack construction and operation of a beach shack. We subsequently sold our interest in the Seaview Beach Shack on January 30, 2012.


PLAN OF OPERATION

We are a development stage company with limited operations, revenues, and assets. We are in the process of establishing a beach shack business.

In October 2011, we applied for a permit to operate a beach shack during the 2011-2012 tourist season. However, we were not successful in the lottery process. Accordingly, we intend to reapply for a permit in 2012 . Our president and her sister, who operates a beach shack in a different region of Goa, have designed the plans for construction of a beach shack in the event that we obtain a construction permit in 2012. Our president and her sister have also made arrangements for the construction of the beach shack through discussions with potential contractors.

Immediately upon receiving a beach shack operating permit, our president will begin retaining staff for the operation of the beach shack. Our president and her sister will also make arrangements with food suppliers and begin purchasing kitchen equipment, dishes and cutlery, service and decor items, tables, chairs, deck chairs and umbrellas for the beach shack. If a permit is granted, we anticipate that the beach shack will be operational by mid-November. The cost of constructing the beach shack and obtaining all necessary items to operate the beach shack will be approximately $9,000. Our president will also oversee a marketing campaign which will consist of developing relationships with tour operators, taxi companies and lodging businesses, as well as printing and distributing colorful print brochures that will highlight our beach shack.

Assuming we are successful in obtaining a permit in 2012, we will operate the beach shack from mid-November through mid-April. We anticipate that we would commence generating revenue as soon as our beach shack opened for business in mid-November. In mid-April, we will be required to dismantle the beach shack at an approximate cost of $2,000. We intend to use the contractor that constructs the beach shack to dismantle it. This process will be completed in several days.

Following April 2013, our president will research and review additional potential beach shack sites in the Goa area in order to choose one or more prospective beach shack sites for the 2013 to 2014 tourist season. Our ability to expand will depend on the success of our first beach shack and our ability to obtain permits and generate or raise funding for expansion. Due to these potential impediments, there is no guarantee that we will be successful in establishing and operating additional beach shacks.

We will review the proximity of potential locations to Ms. Fernandes' residence, to hotels, to vehicles access (both two and four wheeler), water availability, electricity connections and main gate to the beach. We will also access the availability of building material and skilled labor, appliances and experienced servers who speak at least English and Hindi. The cost of this research and review will be negligible and will be largely borne by our president.

Our complete budget for the next stage of our business plan is as follows, assuming that we are successful in obtaining a permit for operation of a beach shack in 2012:


     Net proceeds to us                                            $32,000
     Cash on hand                                                  $ 3,540
                                                                   -------
     TOTAL                                                         $35,540
                                                                   =======

     Legal Counsel and Auditor Fees for Public Company
     Reporting Requirements                                        $17,000
     Estimated Remaining Offering Expenses                           3,650
     Shack application, permitting and licensing fees and
     construction costs                                              9,000
     Incorporation of an Indian subsidiary                           2,300
     Brochures, Marketing and Promotion                              2,000
     Office and Administrative                                         590
                                                                   -------
     TOTAL                                                         $35,540
                                                                   =======


The legal counsel and auditor fees are based on our estimates for preparing necessary filings with the Securities & Exchange Commission upon us becoming a reporting issuer. This will include the filing of our annual report with audited financial statements, quarter reports with unaudited interim financial statements and any necessary current reports.

Our estimate of shack application fees and construction costs are based on the permitting and licensing fees that we are required to pay, as well as the cost of constructing a beach shack, including all of the equipment that we will need to purchase in order to operate.

Brochures, marketing and promotion costs will consist of costs to design proper brochures to market our beach shack, printing costs and mailing and distribution costs.

Office and administration costs consist of office supply and stationery costs, office equipment, filing fees and transfer agent charges.


As of the date of this registration statement, our current cash balance is $3,540. We anticipate incurring quarterly cost of about $2,500 until our offering is completed.

If we are unsuccessful in obtaining a permit for the 2012 to 2013 tourist season, we will apply again in 2013. If this occurs, we will use cash on hand and proceeds of this offering in order to comply with our obligations as a reporting company, which are estimated to be $17,000 for a 12-month period. We do not anticipate any additional material expenses between November 2011 and November 2012. We will require additional funds to cover further reporting company expenses in the following 12-month period. We anticipate that such funds will be raised through the sale of our equity, although we do not have any arrangements in this regard. Concurrently, we will assess other potential beach shack sites where we have a better chance of obtaining a beach shack operating permit.


Our revenue will be generated from fees paid by customers for services, as well as commissions from the operators of various tour destinations for introducing them to our customers. We do not currently have any arrangements in regard of commissions and there is no guarantee that we will make such arrangements. Such commissions will likely represent about 5% of our total revenue. Expansion costs refer to expenses that we would incur by expanding our operations to include an additional beach shack in the second year of operations. Our expansion plan may include additional beach shacks in the Goa region if we are successful in generating substantial profit from our first year of operations or if we are able to raise additional funds. However, there is no guarantee that we will either be successful in our operations or that we will be able to raise additional funds. We do not have any arrangements in this regard.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

The following table provides selected financial data about our company for the period from the date of incorporation through November 30, 2011. For detailed financial information, see the financial statements included in this prospectus.

                      Balance Sheet Data       November 30, 2011
                      ------------------       -----------------
                                                  (unaudited)

                      Cash                          $4,391
                      Total assets                  $4,837
                      Total liabilities             $  846
                      Shareholders' equity          $3,991

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the Company funds to complete the registration process.

LIMITED OPERATING HISTORY AND NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the development stage of our operations and have not generated any revenues. We cannot assure you that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We cannot assure you that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

GOING CONCERN CONSIDERATION

The report of our independent registered accounting firm raises concern about our ability to continue as a going concern based on the absence of an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations in 2011 and 2012. Please see footnote 2 to our financial statements for additional information.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our accountants on accounting and financial disclosure. PLS CPA, A Professional Corp., formerly known as Chang G. Park, CPA, has served as our accounting firm since our inception.

                              CORPORATE GOVERNANCE

We are not subject to the corporate governance rules of any securities exchange or securities association, because our securities are not traded on any exchange. We have no audit, nominating or compensation committees. As a small business, we do not have the resources to engage additional individuals to perform these functions. Our sole director performs these functions. When seeking nominees to serve as director, our sole director will evaluate the candidacy of an individual based on his or her educational attainments, his or her relevant experience and professional stature. Our sole director also performs the function of the audit committee by overseeing the quality and integrity of the financial reporting practices of the Company.

ORGANIZATION WITHIN LAST FIVE YEARS

We were organized under the laws of the State of Nevada on May 19, 2010 to engage in the operation of beach front eating establishments on the beaches on Goa, India that are commonly referred to as "beach shacks". At that time we appointed Maria Fernandes as sole director, President and Chief Executive Officer. In connection with our organization, we have issued 3,800,000 shares of common stock to Ms. Fernandes for cash proceeds of $19,000.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the internet (http://www.sec.gov).

LISBOA LEISURE, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

MAY 31, 2011 and 2010

                       PLS CPA, A PROFESSIONAL CORPORATION
           * 4725 MERCURY ST. #210 * * SAN DIEGO * * CALIFORNIA 9111 *
     * TELEPHONE (858)722-5953 * * FAX (858) 761-0341 * * FAX (858) 433-2979
                         * E-MAIL changgpark@gmail.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Lisboa Leisure, Inc.

We have audited the accompanying balance sheets of Lisboa Leisure, Inc. (A Development Stage "Company") as of May 31, 2011 and 2010 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended May 31, 2011 and 2010, and for the period from May 19, 2010 (inception) to May 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lisboa Leisure, Inc. as of May 31, 2011 and 2010, and the result of its operations and its cash flows for the years then ended and for the period from May 19, 2010 (inception) to May 31, 2011 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PLS CPA
--------------------------------
PLS CPA, A Professional Corp.
August 24, 2011
San Diego, CA. 92111


          Registered with the Public Company Accounting Oversight Board

LISBOA LEISURE, INC.
(A Development Stage Company)
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                May 31, 2011       May 31, 2010
                                                                ------------       ------------
                                  ASSETS

CURRENT ASSETS
  Cash                                                            $ 12,929           $ 18,993
  Prepaid expense                                                      210                 --
                                                                  --------           --------
Total current assets                                                13,139             18,993

LONG-TERM INVESTMENT
  Investment in beach shack                                            446                 --
                                                                  --------           --------

Total assets                                                      $ 13,375           $ 18,993
                                                                  ========           ========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
  Accounts payables and accrued liabilities                       $    400           $    400
  Advance from related party                                           446                 --
                                                                  --------           --------

Total current liabilities                                              846                400
                                                                  --------           --------

Total liabilities                                                      846                400
                                                                  --------           --------

STOCKHOLDER'S EQUITY
  Common stock: $0.001 par value, 75,000,000 authorized,
   3,800,000 issued and outstanding                                  3,800              3,800
  Additional paid-in capital                                        15,200             15,200
  Deficit accumulated during the development stage                  (6,261)              (407)
                                                                  --------           --------

Total stockholder's equity                                          12,739             18,593
                                                                  --------           --------

Total liabilities and stockholder's equity                        $ 13,585           $ 18,993
                                                                  ========           ========


   (The accompanying notes are an integral part of these financial statements)

LISBOA LEISURE, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                     Period From          Period From
                                                  For the           May 19, 2010         May 19, 2010
                                                Year Ended         (inception) to       (inception) to
                                               May 31, 2011         May 19, 2010         May 31, 2011
                                               ------------         ------------         ------------
EXPENSES:
  General and administrative                    $      954           $        7           $      961
  Professional fees                                  4,900                  400                5,300
                                                ----------           ----------           ----------
                                                     5,854                  407                6,261
                                                ----------           ----------           ----------

Net loss                                        $   (5,854)          $     (407)          $   (6,261)
                                                ==========           ==========           ==========


Net loss per share - basic and diluted          $    (0.00)          $    (0.00)
                                                ----------           ----------
Weighted average shares outstanding -
 basic and diluted                               3,800,000            3,800,000
                                                ----------           ----------


   (The accompanying notes are an integral part of these financial statements)

LISBOA LEISURE, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDER'S EQUITY
For the period May 19, 2010 (Inception) to May 31, 2011
--------------------------------------------------------------------------------

                                                                                   Deficit
                                                                                 Accumulated
                                            Common Stock           Additional     During the
                                     ------------------------       Paid-in      Development
                                       Number       Par Value       Capital         Stage          Total
                                     ---------      ---------      ---------      ---------      ---------
Balance, May 19, 2010 (inception)           --      $      --      $      --      $      --      $      --

Common stock issued for cash         3,800,000          3,800         15,200             --         19,000

Net loss                                    --             --             --           (407)          (407)
                                     ---------      ---------      ---------      ---------      ---------

Balance, May 31, 2010                3,800,000      $   3,800      $  15,200      $    (407)     $  18,593

Net loss                                    --             --             --         (5,854)        (5,854)
                                     ---------      ---------      ---------      ---------      ---------

Balance, May 31, 2011                3,800,000      $   3,800      $  15,200      $  (6,261)     $  12,739
                                     =========      =========      =========      =========      =========


   (The accompanying notes are an integral part of these financial statements)

LISBOA LEISURE, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                 Period From         Period From
                                                                For the         May 19, 2010        May 19, 2010
                                                              Year Ended       (inception) to      (inception) to
                                                             May 31, 2011       May 19, 2010        May 31, 2011
                                                             ------------       ------------        ------------
Cash flows from operating activities
  Net loss                                                    $ (5,854)          $   (407)           $ (6,261)
  Adjustment to reconcile net cash used
   in operating activities

  Change in operating assets and liabilities
    Increase in prepaid expense                                   (210)                --                (210)
    Increase in accounts payables and accrued liabilities           --                400                 400
                                                              --------           --------            --------
Net cash used in operating activities                           (6,064)                (7)             (6,071)
                                                              --------           --------            --------
Cash flows from investing activities
  Investment in beach shack, net                                  (446)                --                (446)
                                                              --------           --------            --------
Net cash used in investing activities                             (446)                --                (446)
                                                              --------           --------            --------
Cash flows from financing activities
  Proceeds from advance of related parties                         446                 --                 446
  Proceeds from issuance of common stock                            --             19,000              19,000
                                                              --------           --------            --------
Net cash provided by financing activities                          446             19,000              19,446
                                                              --------           --------            --------

Increase (decrease) in cash                                     (6,064)            18,993              12,929

Cash - beginning of period                                      18,993                 --                  --
                                                              --------           --------            --------

Cash - end of period                                          $ 12,929           $ 18,993            $ 12,929
                                                              ========           ========            ========

Supplemental cash flow disclosures

Cash paid For:
  Interest                                                    $     --           $     --            $     --
                                                              ========           ========            ========
  Income tax                                                  $     --           $     --            $     --
                                                              ========           ========            ========


   (The accompanying notes are an integral part of these financial statements)

LISBOA LEISURE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2011 and 2010
--------------------------------------------------------------------------------

1. NATURE AND CONTINUANCE OF OPERATIONS

Lisboa Leisure. Inc. (the "Company") was incorporated in the state of Nevada on May 19, 2010 ("Inception") and is in the development stage. The Company was formed to become an operator of a beach shack in the State of Goa, India.

In accordance with Accounting Standards Codification ("ASC") 915, the Company is considered to be in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

2. GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $6,261 as at May 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or the private placement of common stock.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has elected a May 31, year end.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these instruments. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

LISBOA LEISURE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2011 and 2010
--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Revenue and expenses are translated at average rates of exchange during the year. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

INVESTMENT

In investments where the Company does not have significant influence in its operations, the investment is recorded at cost. When there has been a loss of value that is other than a temporary decline, the investment is written down to recognize the loss.

REVENUE

The Company's revenues will be derived principally by operating a beach shack, like a restaurant, to tourists in Goa, India. The Company has generated no revenues to date. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

BASIC AND DILUTED LOSS PER SHARE

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

STOCK-BASED COMPENSATION

The Company records stock-based compensation is computed using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

INCOME TAXES

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At May 31, 2011 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

LISBOA LEISURE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2011 and 2010
--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-09, "Amendments to Certain Recognition and Disclosure Requirements" ("ASU 2010-09"), which is included in the FASB Accounting Standards Codification (the "ASC") Topic 855 (Subsequent Events). ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company's financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, "Generally Accepted Accounting Principles" as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company's financial statements, but did eliminate all references to pre-codification standards.

In October 2009, the Financial Accounting Standards Board ("FASB") issued an Accounting Standards Update ("ASU") to the Revenue Recognition - Multiple-Deliverable Revenue Arrangements Topic of the FASB Accounting Standards Codification ("ASC"). This ASU addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria for separating consideration in multiple-deliverable arrangements and establishes a selling price hierarchy for determining the selling price of a deliverable based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. In addition, this guidance significantly expands required disclosures related to a vendor's multiple-deliverable revenue arrangements. This ASU is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The adoption of this accounting standard update has no impact on our statement of income or financial position.

In January 2010, the FASB issued an ASU to the Fair Value Measurement Topic of the FASB ASC. This update requires additional disclosures within the roll-forward activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, this update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Level 2 and Level 3. The new disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and interim periods within those fiscal years, with early adoption permitted. This ASU does not have an impact on our results of operations or financial position.

In April 2010, the FASB issued an ASU to the Earnings per Share Topic of the FASB ASC. This update clarified that a share-based payment award that contains a non-forfeitable right to receive cash when dividends are paid to common stockholders irrespective of whether that award ultimately vests or remains unvested shall be considered a participating security. Accordingly, these awards are to be included in the computation of basic EPS pursuant to the two-class method. Prior-period EPS data shall be adjusted retrospectively, if material. This accounting standard was effective for the fiscal years beginning after December 15, 2008 and interim periods within those years. This ASU does not have an impact on our results of operations or financial position.

LISBOA LEISURE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2011 and 2010
--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued an ASU to the Fair Value Measurement Topic of the FASB ASC. This update was issued in order to achieve common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs (International Financial Reporting Standards). The update clarifies that (i) the highest and best use concept applies only to the fair value measurement of nonfinancial assets, (ii) specific requirements pertain to measuring the fair value of instruments classified in a reporting entity's shareholders' equity and, (iii) a reporting entity should disclose quantitative information about unobservable inputs used in a fair value measurement that is categorized within Level 3 of the fair value hierarchy. The update changes requirements with regard to the fair value of financial instruments that are managed within a portfolio and with regard to the application of premiums or discounts in a fair value measurement. In addition, the update increased disclosure requirements regarding Level 3 fair value measurements to include the valuation processes used by the reporting entity and the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between the unobservable inputs, if any. This amendment is effective during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. We are currently evaluating the potential impact of the disclosures.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. INVESTMENT IN SEAVIEW BEACH SHACK

On December 1, 2010, we entered into an Asset Purchase Agreement with Agnelo Fernandes whereby the Company acquired an undivided 10% interest in all the assets, licenses, and permits necessary for the operation of a beach front restaurant, known as the Seaview Beach Shack, located at Colva Beach, Colva, Goa, India. Mr. Fernandes is the brother-in-law of the Company's president. In order to acquire the interest in the Seaview Beach Shack, the Company paid the sum of 20,000 rupees (approximately $446) to Mr. Fernandez.

Since the Company does have a significant influence in operations or management of Seaview Beach Shack, the investment and any profit sharing is accounted using the cost method of accounting.

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share.

During the period ended May 31, 2010, the Company issued 3,800,000 shares of common stock for total cash proceeds of $19,000 to the Company's sole director and officer.

At May 31, 2011, there were no outstanding stock options or warrants.

5. RELATED PARTY ADVANCE PAYABLES

As at May 31, 2011 the Company received $446 from the Company's president. This advance is unsecured and non-interest bearing.

LISBOA LEISURE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2011 and 2010
--------------------------------------------------------------------------------

6. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Ms. Maria Fernandes, sole officer and director of the Company, will provide the Company with use of office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available. Thus she may face a conflict in selecting between the Company and her other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Ms. Fernandes, sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming S-1 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

7. INCOME TAXES

As of May 31, 2011, the Company had net operating loss carry forwards of approximately $6,261 that may be available to reduce future years' taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                                                       For the           From May 19, 2010
                                                                      Year Ended           (Inception)
                                                                     May 31, 2011          May 31, 2010
                                                                     ------------          ------------
Net operating loss                                                     $ 5,854               $   407
Statutory tax rate                                                          34%                   34%
Refundable federal income tax attributable to current operations         1,990                   138
Change in valuation allowance                                           (1,990)                 (138)
                                                                       -------               -------
Net refundable amount                                                  $    --               $    --
                                                                       =======               =======

The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is:

                                                                     May 31, 2011          May 31, 2010
                                                                     ------------          ------------
Deferred tax asset attributed to:
Net operating loss                                                     $ 2,128               $   138
Less, valuation allowance                                               (2,128)                 (138)
                                                                       -------               -------
Net deferred tax assets                                                $    --               $    --
                                                                       =======               =======

The Company has provided a valuation allowance against its deferred tax assets given that it is in the exploration stage and there is substantial uncertainty as to the Company's ability to realize future tax benefits through utilization of operating loss carry forwards.

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from May 31, 2011 through August 25, 2011, the date whereupon the financial statements were available issued and has determined that there are no items to disclose.

LISBOA LEISURE, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

NOVEMBER 30, 2011

LISBOA LEISURE, INC.
(A Development Stage Company)
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                   November 30,         May 31,
                                                                      2011               2011
                                                                    --------           --------
                                                                   (unaudited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                              $  4,391           $ 12,929
  Prepaid expense                                                         --                210
                                                                    --------           --------
      TOTAL CURRENT ASSETS                                             4,391             13,139
                                                                    --------           --------
LONG-TERM INVESTMENT
  Investment in beach shack                                              446                446
                                                                    --------           --------

      TOTAL ASSETS                                                  $  4,837           $ 13,585
                                                                    ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Current liabilities
  Accounts payables and accrued liabilities                         $    400           $    400
  Advance from related party                                             446                446
                                                                    --------           --------
      TOTAL CURRENT LIABILITIES                                          846                846
                                                                    --------           --------
      TOTAL LIABILITIES                                                  846                846
                                                                    --------           --------

STOCKHOLDER'S EQUITY
  Common stock: $0.001 par value, 75,000,000 authorized,
   3,800,000 issued and outstanding                                    3,800              3,800
  Additional paid-in capital                                          15,200             15,200
  Deficit accumulated during the development stage                   (15,009)            (6,261)
                                                                    --------           --------
      TOTAL STOCKHOLDER'S EQUITY                                       3,991             12,739
                                                                    --------           --------

      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $  4,837           $ 13,585
                                                                    ========           ========


   (The accompanying notes are an integral part of these financial statements)

LISBOA LEISURE, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)
--------------------------------------------------------------------------------

                                            For the         For the         For the          For the         Period From
                                          Three Months    Three Months     Six Months       Six Months       May 19, 2010
                                             Ended           Ended           Ended            Ended         (inception) to
                                          November 30,    November 30,    November 30,     November 30,      November 30,
                                              2011            2010            2011             2010              2011
                                           ----------      ----------      ----------       ----------        ----------
EXPENSES
  General and administrative               $       20      $       27      $      248       $    1,146        $    1,209
  Professional fees                             2,000             180           8,500            4,900            13,800
                                           ----------      ----------      ----------       ----------        ----------

NET LOSS                                   $   (2,020)     $     (207)     $   (8,740)      $   (6,046)       $  (15,009)
                                           ==========      ==========      ==========       ==========        ==========

NET LOSS PER SHARE - BASIC AND DILUTED     $    (0.00)     $    (0.00)     $    (0.00)      $    (0.00)
                                           ----------      ----------      ----------       ----------
WEIGHTED AVERAGE SHARES OUTSTANDING -
BASIC AND DILUTED                           3,800,000       3,800,000       3,800,000        3,800,000
                                           ----------      ----------      ----------       ----------


   (The accompanying notes are an integral part of these financial statements)

LISBOA LEISURE, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
--------------------------------------------------------------------------------

                                                                    For the            For the          Period From
                                                                   Six Months         Six Months        May 19, 2010
                                                                     Ended              Ended          (inception) to
                                                                  November 30,       November 30,       November 30,
                                                                      2011               2010               2011
                                                                    --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                          $ (8,748)          $ (6,046)          $(15,009)
  Adjustments to reconcile to net cash used in
   operating activities:
  Change in operating assets and liabilities
     Increase  in prepaid expenses                                       210                 --                 --
     Increase in accounts payables and accrued liabilities                --                 --                400
                                                                    --------           --------           --------
           NET CASH USED IN OPERATING ACTIVITIES                      (8,538)            (6,046)           (14,609)
                                                                    --------           --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in beach shack, net                                          --                 --               (446)
                                                                    --------           --------           --------
           NET CASH USED IN INVESTING ACTIVITIES                          --                 --               (446)
                                                                    --------           --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from common stock issued for cash                              --                 --             19,000
  Proceeds from advances related parties                                  --                 --                446
                                                                    --------           --------           --------
           NET CASH PROVIDED BY FINANCING ACTIVITIES                      --                 --             19,446
                                                                    --------           --------           --------
Net increase (decrease) in cash                                       (8,538)            (6,046)             4,391

Cash - beginning of period                                            12,929             18,993                 --
                                                                    --------           --------           --------

CASH - END OF PERIOD                                                $  4,391           $ 12,947           $  4,391
                                                                    ========           ========           ========
SUPPLEMENTAL CASH FLOW INFORMATION:

CASH PAID FOR:
  - Interest                                                        $     --           $     --           $     --
                                                                    --------           --------           --------
  - Income tax                                                      $     --           $     --           $     --
                                                                    --------           --------           --------


   (The accompanying notes are an integral part of these financial statements)

LISBOA LEISURE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
November 30, 2011
(Unaudited)
--------------------------------------------------------------------------------

1. NATURE AND CONTINUANCE OF OPERATIONS

Lisboa Leisure. Inc. (the "Company") was incorporated in the state of Nevada on May 19, 2010 ("Inception") and is in the development stage. The Company was formed to become an operator of a beach shack in the Goa, India.

In accordance with Accounting Standards Codification ("ASC") 915, the Company is considered to be in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

2. BASIS OF PRESENTATION

UNAUDITED INTERIM  FINANCIAL STATEMENTS

The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and are presented in US dollars. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended May 31, 2011 included in the Company's Registration Statement filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Registration Statement. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended November 30, 2011 are not necessarily indicative of the results that may be expected for the year ending May 31, 2012.

3. GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $15,009 as at November 30, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or the private placement of common stock.

4. INVESTMENT IN SEAVIEW BEACH SHACK

On December 1, 2010, the Company entered into an Asset Purchase Agreement with Agnelo Fernandes whereby the Company acquired an undivided 10% interest in all the assets, licenses, and permits necessary for the operation of a beach front restaurant, known as the Seaview Beach Shack ("Seaview"), located at Colva Beach, Colva, Goa, India. Mr. Fernandes is the brother-in-law of the Company's president. In order to acquire the interest in the Seaview Beach Shack, the Company paid the sum of 20,000 rupees (approximately $446) to Mr. Fernandez.

Since the Company does not have a significant influence in operations or management of Seaview Beach Shack, the investment and any profit sharing is accounted using the cost method of accounting.

On January 30, 2012, the Company entered into an Asset Sale Agreement with Agnelo Fernandes whereby the Company sold its undivided 10% interest in all the assets, licenses, and permits necessary for the operation Seaview to Mr. Fernandes. The Company received the sum of 20,000 rupees from Mr. Fernandes and our President was repaid advance given by her.

LISBOA LEISURE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
November 30, 2011
(Unaudited)
--------------------------------------------------------------------------------

5. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share.

During the period ended May 31, 2010, the Company issued 3,800,000 shares of common stock for total cash proceeds of $19,000 to the Company's sole director and officer.

At November 30, 2011, there were no outstanding stock options or warrants.

6. RELATED PARTY ADVANCE PAYABLES

As at November 30, 2011 the Company received $446 from the Company's president. This advance is unsecured and non-interest bearing. On January 30, 2012, the Company repaid the Company's president from the sale back of the 10% interest in Seaview beach shack.

7. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Ms. Maria Fernandes, sole officer and director of the Company, will provide the Company with use of office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available. Thus she may face a conflict in selecting between the Company and her other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Ms. Fernandes, sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming S-1 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from November 30, 2011 through February 15, 2012, the date whereupon the financial statements were available issued and has determined that the Note 4 and 6 properly discloses the event and that there are no other items to disclose.

UNTIL _________________, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THE SECURITIES REFERRED TO IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS ARE CORRECT ONLY AS OF THE DATE SHOWN ON THE COVER PAGE OF THESE DOCUMENTS, REGARDLESS OF THE TIME OF THE DELIVERY OF THESE DOCUMENTS OR ANY SALE OF THE SECURITIES REFERRED TO IN THIS PROSPECTUS.

                              LISBOA LEISURE, INC.

                        1,600,000 SHARES OF COMMON STOCK

                                   PROSPECTUS


                                  MARCH 9, 2012

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, including those expenses that we have incurred to date. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee                      $     1
Transfer Agent Fees                                                      $ 1,000
Legal and accounting expenses                                            $20,000
Edgar filing, printing and engraving fees                                $ 1,000
                                                                         -------

Total                                                                    $22,001
                                                                         =======

All amounts other than the Commission's registration fee are estimates. All expenses will be borne by the registrant.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law,
(b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law, or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one occasion:

On May 19, 2010, the Company issued a total of 3,800,000 shares of common stock to Ms. Maria Fernandes for cash at $0.005 per share for a total of $19,000. This sale was completed pursuant to Regulation S of the Securities Act.

REGULATION S COMPLIANCE

For the above offering, we relied upon the following facts to make the Regulation S exemption available:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing, made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS


Exhibit No.              Description
-----------              -----------
  3.1             Articles of Incorporation*
  3.2             Bylaws*
  5.1             Legal opinion of Stepp Law Corporation**
  10.1            Asset Purchase Agreement**
  10.2            Asset Sale Agreement***
  23.1            Consent of PLS CPA, A Professional Corp.
  99.1            Subscription Agreement***

----------
* filed as an exhibit to our registration statement on Form S-1 filed July 27, 2010
** filed as an exhibit to our registration statement on Form S-1filed September 27, 2011

*** filed as an exhibit to our registration statement on Form S-1 filed February 15, 2012

ITEM 17. UNDERTAKINGS

The undersigned registrant undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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
6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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
                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benaulim, State of Goa, India on March 9, 2012.


LISBOA LEISURE, INC.


By: /s/ Maria Fernandes
    ---------------------------------------------
    Maria Fernandes
    President, Treasurer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                  TITLE                           DATE
----                                  -----                           ----


/s/ Maria Fernandes           Principal Executive Officer,        March 9, 2012
---------------------------   Principal Financial Officer,
Maria Fernandes               Principal Accounting Officer,
                              Secretary, Treasurer and Director


                                      II-5